                                                           EXHIBIT 23(b)

Exhibit 23(b) - Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated February 25, 1999, with respect to the financial statements of Separate Account B in the Statement of Additional Information incorporated by reference from the Registration Statement (Form N-4 No. 333-28755) filed with the Securities and Exchange Commission comtemporaneously with this Registration Statement. We also consent to the use of our report dated February 12, 1999, with respect to the financial statements of Golden American Life Insurance Company, and to the reference to our firm under the captions "Experts" and "Financial Statements" in the Prospectuses included in this Registration Statement (Form S-1 No. 333-______) of Golden American Life Insurance Company for annuity contracts (Interest in Fixed Account) with a proposed maximum offering price of $2,927,000,000.

Our audits also included the financial statement schedules of Golden American Life Insurance Company included in Item 16(b)(2). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                            /s/Ernst & Young LLP

Des Moines, Iowa
January 21, 2000